UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2014

CAPITAL ONE FUNDING, LLC

ON BEHALF OF

CAPITAL ONE MASTER TRUST

(Issuing Entity in respect of the COMT Collateral Certificate)

AND

CAPITAL ONE MULTI-ASSET EXECUTION TRUST*

(Issuing Entity in respect of the Notes)

(Exact name of registrant as specified in its charter)

Virginia	333-189293, 333-189293-01, 333-189293-02	54-2058720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 East Shore Drive Room 1071-B Glen Allen, Virginia		23059
(Address of Principal Executive Office)		(Zip Code)

(804) 290-6959

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-22 under the Exchange Act (17 CFR 240.14a-22)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	In accordance with relevant regulations of the Securities and Exchange Commission, the depositor files annual and other reports with the Commission on behalf of Capital One Multi-asset Execution Trust and Capital One Master Trust under the Central Index Key (CIK) number (0001163321) for Capital One Multi-asset Execution Trust.

Section 8 – Other Events.

Item 8.01.	Other Events.

As previously reported, Moody’s Investors Service, Inc. (“Moody’s”) released an update to its global methodology for rating credit card and revolving consumer loan asset-backed securities on September 16, 2014 that could result in ratings action with respect to certain subordinate notes issued by the Capital One Multi-asset Execution Trust (the “Issuing Entity”). In response to the potential Moody’s ratings action identified above, the Issuing Entity and The Bank of New York Mellon, as Indenture Trustee for the Issuing Entity (the “Indenture Trustee”), entered into an Omnibus Amendment to Terms Documents, dated as of November 12, 2014 (the “Omnibus Amendment”) to various Terms Documents (collectively, the “Terms Documents”) to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as further amended by the First Amendment thereto, dated as of March 1, 2008, as supplemented by the Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, and as further supplemented by the Card Series Indenture Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, each by and between the Issuing Entity and the Indenture Trustee (as amended and supplemented, the “Indenture”). All conditions precedent to the execution of the Omnibus Amendment have been satisfied and the Omnibus Amendment is filed as Exhibit 4.1 to this current report on Form 8-K.

The Terms Documents are among the material agreements that govern the series of notes called the Card series. The Card series consists of Class A Notes, Class B Notes, Class C Notes and Class D Notes.

As specifically permitted under the terms of the Indenture and each Terms Document specified in the Omnibus Amendment, the Omnibus Amendment increases the enhancement level for each outstanding tranche of Class A Notes, Class B Notes and Class C Notes in the following ways:

1. For each outstanding tranche of Class A Notes:

(i) the Required Subordinated Percentage of Class B Notes has been increased from 10.8434% to 11.3925%;

(ii) the Required Subordinated Percentage of Class C Notes has been increased from 8.4338% to 11.3925%;

(iii) the Required Subordinated Percentage of Class D Notes has been increased from 1.2049% to 3.7975%;

(iv) for certain Class A Terms Documents identified on Schedule A to the Omnibus Amendment as “Group 1”, in the definition of “Maximum Subordination Amount of Class B Notes,” (x) the number 10 set forth in such definition has been decreased to 9, and (y) the number 83.00 set forth in such definition has been decreased to 79.00; and

(v) for certain Class A Terms Documents identified on Schedule A to the Omnibus Amendment as “Group 2”, the number 83.00 set forth in such definition has been decreased to 79.00.

2. For each outstanding tranche of Class B Notes:

(i) the Required Subordinated Percentage of Class C Notes has been increased from 7.6087% to 10.2273%.

(ii) the Required Subordinated Percentage of Class D Notes has been increased from 1.0870% to 3.4091%.

3. For each outstanding tranche of Class C Notes, the Required Subordinated Percentage of Class D Notes has been increased from 1.0102% to 3.0928%.

Section 9 – Financial Statements and Exhibits.

Item 9.01(d).	Exhibits.

The following is filed as an Exhibit to this Report under Exhibit 4.

Exhibit 4.1	Omnibus Amendment to Terms Documents, dated as of November 12, 2014, to the various Terms Documents to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as further amended by the First Amendment thereto, dated as of March 1, 2008, as supplemented by the Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, and as further supplemented by the Card Series Indenture Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, by and between the Capital One Multi-asset Execution Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FUNDING, LLC
Acting solely in its capacity as depositor of Capital One Master Trust and Capital One Multi-asset Execution Trust

By:	/s/ Eric Bauder
Name: Eric Bauder
Title: Assistant Vice President

November 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Omnibus Amendment to Terms Documents, dated as of November 12, 2014, to the various Terms Documents to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as further amended by the First Amendment thereto, dated as of March 1, 2008, as supplemented by the Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, and as further supplemented by the Card Series Indenture Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, by and between the Capital One Multi-asset Execution Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee.